                                                                    EXHIBIT 24.1

                                PERCEPTRON, INC.

                                POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints Alfred A. Pease, John J. Garber and Thomas S. Vaughn, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, and resubstitution for him and in his name, place and stead, in any and all capacities, to sign a certain Registration Statement on Form S-8 to be filed by Perceptron, Inc. relating to the Perceptron, Inc. 1998 Global Team Member Stock Option Plan and any and all amendments thereto, and to file the same with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


Dated:  Nov. 17, 1999                      /s/ A.A. Pease
                                           ------------------------------------
                                           Alfred A. Pease, President, Chief
                                           Executive Officer, Chairman of the
                                           Board and Director